                                        Power of Attorney

I, the undersigned, hereby appoint Jonathan Greenberg, Dathan C. Voelter, and Timothy
Shelhamer, and each of them, acting alone without the other, my true and lawful attorneys-in-fact, with full power of substitution and revocation, to prepare, execute and file on my behalf with respect to my holdings of and transactions in securities issued by Freescale Semiconductor, Ltd.
(the "Company"):

    --        any and all Forms 3, 4, 5 and 144 and any successor forms (and any amendments or corrections to all such forms); and

    --        any related documents or items (including a Form ID and any other documents necessary to obtain codes and passwords necessary to make electronic filings) which any one of them may deem needed or desirable with the Securities and Exchange Commission and any and all applicable stock exchanges.

In addition, I hereby grant unto said attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required, by me.  I hereby ratify and confirm all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted herein.

I acknowledge that this Power of Attorney authorizes, but does not require, each such attorney-in-
fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information, and this Power of Attorney does not relieve me from responsibility for complying with Section 16(a) of the Securities Exchange Act of 1934, as
amended.  This Power of Attorney shall remain in full force and effect until revoked by delivering a signed Revocation of Power of Attorney to each of the foregoing attorneys-in-fact.

The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages or liabilities that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4, 5 or 144 (including amendments thereto) or Form
ID, and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage or liability.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned in connection with matters substantially similar to those discussed herein, and any and all other previous powers of attorney are hereby revoked.

                                                                By:          /s/ John T. Dickson
                                                                Name:        John T. Dickson
                                                                Title:       Director
                                                                Date:        May 30, 2012.